                                Exhibit 23(j)(2)
                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Post-Effective Amendment No.11 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 17, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of The One Group Investment Trust, which is included in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.




                                            /s/ PricewaterhouseCoopers LLP
                                            ------------------------------
                                            PricewaterhouseCoopers LLP

Columbus, Ohio
March 24, 1999